UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 15, 2006

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 15, 2006, Electronic Arts Inc. completed the acquisition of JAMDAT Mobile Inc. (the “Merger”). As a result of the Merger, JAMDAT, headquartered in Los Angeles, California, became a wholly owned subsidiary of Electronic Arts and each outstanding share of JAMDAT common stock was converted into the right to receive $27.00. In addition, Electronic Arts assumed JAMDAT’s stock options and restricted stock units that were outstanding immediately prior to the effective time of the Merger.

A copy of the press release, dated February 15, 2006, announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by Electronic Arts Inc., dated February 15, 2006, announcing the completion of the acquisition of JAMDAT Mobile Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	February 15, 2006	By:	/s/ Warren C. Jenson
Warren C. Jenson Executive Vice President, Chief Financial and Administrative Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release issued by Electronic Arts Inc., dated February 15, 2006, announcing the completion of the acquisition of JAMDAT Mobile Inc.